Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

Thursday, July 19, 2007

CHDT CORP  TO HOST A WEBCAST  ON 11:00AM EST, MONDAY,

JULY 23RD

Deerfield Beach, FL: CHDT Corp. (OTC BB:CHDO.OB) a Florida corporation, will host a Web Cast to discuss current company developments. The Web Cast will be hosted by the Company Chairman, Howard Ullman,  who will discuss the name and symbol change as well as a STP-brand progress report and will field questions from investors. To access the conference call via the internet, please click on the following link immediately prior to the call: http://www.vcall.com/IC/CEPage.asp?ID=119039.

A Web Cast replay of the call will be archived and available on Vcall.com as well as the Company’s website www.chdtcorp.com.   STP is a trade mark of Clorox Corporation.

About China Direct: CHDT Corporation (formerly “China Direct Trading Corp.”) (http://www.chdt.us) is a holding company engaged through its operating subsidiaries in the following business lines: Capstone Industries, Inc. (www.capstoneindustries.com) is engaged in product development, manufacturing, distribution, logistics and product placement to importers, theme parks, and mass retail of souvenirs, gifts, and consumer products. Overseas Building Supply (OBS) is engaged in distribution of building materials including but not limited to roof tiles, interior doors, and insulation materials.

FORWARD-LOOKING STATEMENTS: This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:

     China Direct

     Rich Schineller

     (646) 257-3969

     rich@CHDT.us